Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	Mary A. Chaput Executive Vice President and Chief Financial Officer (615) 665-1122

AMERICAN HEALTHWAYS REPORTS FIRST-QUARTER EARNINGS OF $0.22 PER
DILUTED SHARE COMPARED WITH $0.12 FOR FIRST-QUARTER FISCAL 2004

Establishes Second-Quarter Earnings Guidance

NASHVILLE, Tenn. (Dec. 20, 2004) – Ben R. Leedle, Jr., president and chief executive officer of American Healthways, Inc. (NASDAQ: AMHC), today announced financial results for the first quarter of fiscal 2005. For the quarter, which ended November 30, 2004, revenues increased 39% to $71,186,000 from $51,078,000 for the first quarter of fiscal 2004. Net income rose 96% to $7,762,000 from $3,956,000. Earnings per diluted share increased 83% to $0.22 for the first quarter from $0.12 for the first quarter of fiscal 2004, which included incentive bonus revenues of $0.01 per diluted share. Excluding the incentive bonus revenues from the first quarter of fiscal 2004, earnings per diluted share for the first quarter of fiscal 2005 increased 100% from the first quarter of fiscal 2004. Prior-period results have been adjusted to reflect the two-for-one stock split effected in December 2003.

         “Our strong profitable growth for the first quarter of fiscal 2005 as compared with the first quarter of fiscal 2004 positions us well for achieving our full-year growth objectives,” remarked Leedle. “As anticipated, this performance primarily resulted from the growth in actual lives under management, reflecting increased business with existing health plan customers, contracts with new health plans and ongoing growth in contracts with self-insured employers on behalf of our health plan customers. In addition, our substantial revenue growth drove greater operating leverage for the quarter, complemented by lower interest expense after a substantial reduction of debt during the quarter.”

        The highlights of the Company’s performance since the end of fiscal 2004 include:

•	Strong Growth in Actual Lives Under Management and Backlog – Actual lives under management increased 37% to 1,419,000 at the end of the first quarter from 1,039,000 at the end of the first quarter of fiscal 2004. Annualized revenues in backlog increased 76% to $38,557,000 at the end of the first quarter from the same time in fiscal 2004 and rose 154% from $15,200,000 at the end of fiscal 2004.

•	Continued Heavy Demand for Disease Management Solutions from Self-Insured Employers – The growth in the Company’s actual lives under management for the first quarter was primarily driven by the 165% expansion in self-insured employer lives under management to 405,000 at the quarter’s end from 153,000 at the end of the first quarter of fiscal 2004. This increase reflects the substantial expansion of the Company’s business with self-insured employers on behalf of health plan customers, contracts for which rose 160% to 265 at the end of the quarter from 102 at the end of the first quarter of fiscal 2004. Self-insured employer lives under management increased 12% on a sequential-quarter basis, from 361,000 at the end of fiscal 2004.

•	Four New, Extended or Expanded Health Plan Contracts Since End of Fiscal 2004 – The Company’s pipeline of potential contracts remains very active as illustrated by the four new, extended or expanded health plan contracts signed since the end of fiscal 2004. Two of these contracts represent significant service and contract length expansions for existing customers. In October, the Company announced a new three-year contract, effective October 1, 2004, to provide chronic kidney disease and end-stage renal disease services for Blue Cross Blue Shield of Massachusetts’ members with kidney disease. This contract is the second expansion of this relationship, following the addition of diabetes disease management services in a three-year contract signed in 2003 and the original four-year contract for congestive heart failure disease management services signed in 2001.

In addition, the Company signed a new five-year contract in November with Wellmark, Inc. to provide its full suite of disease management and care enhancement services to the fully insured individual and group members of Wellmark Blue Cross and Blue Shield and Wellmark Health Plan of Iowa, Inc., effective January 1, 2005. This contract expands the original five-year contract signed in August 2004, which provides the full suite of services to Wellmark’s self-insured employer groups, seven of which have already elected to offer American Healthways’ services.

The third contract that the Company signed in the first quarter was with Blue Shield of California, a new customer, to provide its diabetes, coronary artery disease, chronic obstructive pulmonary disease and asthma disease management services. This contract has a three-year term and will begin January 1, 2005.

American Healthways also recently marked the first anniversary of its contract with The Regence Group, for the Company’s full suite of disease and high risk health management programs, with the extension of the contract from three years to six years. The extension of the contract, which was the first contract integrating the Company’s disease management, care enhancement and high risk management programs, resulted from the early success of the Company’s programs among The Regence Group’s large-employer customers.

•	Company’s Selection by Centers for Medicare and Medicaid Services (“CMS”) to Participate in Two of Nine Pilot Programs Under Medicare’s Chronic Care Improvement Program (CCIP) – American Healthways’ position as the country’s leading provider of disease management services was further validated by its selection to participate in two of the nine CCIP pilots awarded by CMS in December. In addition to directly operating one pilot to serve 20,000 Medicare fee-for-service beneficiaries in Maryland and the District of Columbia, the Company will serve 20,000 beneficiaries in Georgia in collaboration with CIGNA. All the pilots are for diabetes and congestive heart failure disease management services and are operationally similar to American Healthways’ successful programs for commercial and Medicare + Choice health plan populations. In the future, CMS is expected to expand, regionally or nationally, programs that prove successful.

•	Strengthening of Financial Position Through Pay Down of Debt– Through a combination of cash flow from operations and cash and cash equivalents, American Healthways substantially reduced its debt to $25,696,000 at the end of the first quarter from $48,805,000 at the end of fiscal 2004. As a result, the ratio of the Company’s debt to total capitalization improved to 13.4% at the end of the first quarter from 23.9% at the end of fiscal 2004. The Company also had cash and cash equivalents of $35,917,000 at the end of the first quarter of fiscal 2005.

Second-Quarter Earnings Guidance

        American Healthways today established its guidance for earnings per diluted share for the second quarter of fiscal 2005 in a range of $0.23 to $0.24 compared with $0.15 for the second quarter of fiscal 2004. The Company’s earnings guidance does not include any impact of future incentive bonus revenues. In addition, the Company expects to continue to incur and record costs in the second quarter to finalize the agreements associated with pilot programs under CMS’s CCIP. These costs are included in the Company’s second-quarter earnings guidance and its established earnings guidance for fiscal 2005 of $1.00 to $1.02 per diluted share. This guidance does not include the costs or revenues associated with implementing or operating these CMS pilots. The Company will not provide further guidance for fiscal 2005 associated with implementing or operating these CMS pilots until details of the agreements have been finalized.

Summary

         “American Healthways’ operating results for the first quarter again met our expectations,” concluded Leedle. “These results also continue to differentiate American Healthways’ unique position in a relatively young industry with strong growth potential, even before considering the potential doubling of the market’s size should the CCIP expand to include the entire Medicare fee-for-service market. Our industry leadership and our confidence in our prospects for continued clinical and financial performance rest on our unmatched history of successful performance at scale.”

Conference Call

        American Healthways will hold a conference call to discuss this release today at 5:00 p.m. Eastern time. Investors will have the opportunity to listen to the conference call live over the Internet by going to www.americanhealthways.com and clicking Investor Relations, or by going to www.streetevents.com or www.fulldisclosure.com, at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a telephonic replay will be available for one week at 719/457-0820, code 522652, and the replay will also be available on the Company’s Web site for the next 12 months. Any material information disclosed on the quarterly conference call that has not been previously disclosed publicly will be available on the Company’s website at www.americanhealthways.com.

Safe Harbor Provisions

        This press release contains forward-looking statements that are based upon current expectations and involve a number of risks and uncertainties. In order for the Company to utilize the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, investors are hereby cautioned that these statements may be affected by the important factors, among others, set forth below, and consequently, actual operations and results may differ materially from those expressed in these forward-looking statements. The important factors include: the timing and costs of implementation, and the effect, of regulatory rules and interpretations relating to the Medicare Prescription Drug, Improvement, and Modernization Act of 2003; the Company’s ability to sign and implement new contracts for disease management services and care enhancement services; the risks associated with a significant concentration of the Company’s revenues with a limited number of customers; the Company’s ability to effect cost savings and clinical outcomes improvements under disease management and care enhancement contracts and reach mutual agreement with customers with respect to cost savings, or to effect such savings and improvements within the time frames contemplated by the Company; the Company’s ability to accurately forecast performance and the timing of revenue recognition under the terms of its contracts ahead of data collection and reconciliation in order to provide forward-looking guidance; the ability of the Company to collect contractually earned performance incentive bonuses; the ability of the Company’s customers to provide timely and accurate data that is essential to the operation and measurement of the Company’s performance under the terms of its health plan contracts; the Company’s ability to favorably resolve contract billing and interpretation issues with its customers; the Company’s ability to integrate the operations of StatusOne and other acquired businesses or technologies into the Company’s business; the Company’s ability to service its debt and make principal and interest payments as those payments become due; the ability of the Company to develop new products and deliver outcomes on those products; the ability of the Company to effectively integrate new technologies and approaches, such as those encompassed in its care enhancement initiatives or otherwise licensed or acquired by the Company, into the Company’s care enhancement platform; the Company’s ability to renew and/or maintain contracts with its customers under existing terms or restructure these contracts on terms that would not have a material negative impact on the Company’s results of operations; the ability of the Company to implement its care enhancement strategy within expected cost estimates; the ability of the Company to obtain adequate financing to provide the capital that may be necessary to support the growth of the Company’s operations and to support or guarantee the Company’s performance under new contracts; unusual and unforeseen patterns of health care utilization by individuals with diabetes, cardiac, respiratory and/or other diseases or conditions for which the Company provides services, in the health plans with which the Company has executed a disease management contract; the ability of the health plans to maintain the number of covered lives enrolled in the plans during the terms of the agreements between the health plans and the Company; the Company’s ability to attract and/or retain and effectively manage the employees required to implement its agreements; the impact of litigation involving the Company; the impact of future state and federal health care and other applicable legislation and regulations on the ability of the Company to deliver its services and on the financial health of the Company’s customers and their willingness to purchase the Company’s services; current geopolitical turmoil and the continuing threat of domestic or international terrorism; general worldwide and domestic economic conditions and stock market volatility; and other risks detailed in the Company’s annual, quarterly, or other filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any such forward-looking statements.

Company Profile

        American Healthways, Inc. is the nation's leading and largest provider of specialized, comprehensive disease management, care enhancement and high-risk health management services proven to improve the quality of health care and lower costs. As of November 30, 2004, the Company had 1,419,000 actual lives under management nationwide. For more information visit www.americanhealthways.com.

AMERICAN HEALTHWAYS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share data)

	Three Months Ended November 30,
	2004	2003
Revenues	$71,186	$51,078
Cost of services	45,972	34,144

Gross margin	25,214	16,934
Selling, general & administrative expenses	6,173	5,142
Depreciation and amortization	5,462	4,142
Interest	642	944

Income before income taxes	12,937	6,706
Income tax expense	5,175	2,750

Net income	$7,762	$3,956

Basic income per share:	$0.24	$0.12

Diluted income per share:	$0.22	$0.12

Weighted average common shares
and equivalents:
Basic	32,922	31,790
Diluted	35,289	34,218

American Healthways, Inc.
Statistical Information
(Dollars in thousands)
(Unaudited)
	November 30, 2004	November 30, 2003
Operating Statistics
Actual lives under
management at end of period	1,419,000	1,039,000	(1)
Annualized revenue in backlog	$38,557	$21,931
(1) Restated to include the Company's hospital-based diabetes program patients.

Reconciliation of Diluted Earnings Per Share Excluding Incentive Bonus Revenues to
Diluted Earnings Per Share (EPS), GAAP Basis

	Three Months Ended November 30,
	2004	2003	% Change
EPS excluding incentive bonus revenues(2)	$0.22	$0.11	100%
EPS attributable to incentive bonus revenues	--	0.01

EPS, GAAP basis	$0.22	$0.12	83%

(2) EPS excluding incentive bonus revenues is a non-GAAP financial measure. The Company excludes incentive bonuses from this measure primarily because of their unpredictability and relies on EPS excluding incentive bonus revenues as a primary measure to review and assess the ongoing operating performance of contracts. The Company believes it is useful to investors to provide disclosures of its operating results on the same basis as that used by management. You should not consider EPS excluding incentive bonus revenues in isolation or as a substitute for EPS determined in accordance with accounting principles generally accepted in the United States.

AMERICAN HEALTHWAYS, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands, except share and per share data)
	November 30, 2004	August 31, 2004
Assets
Current assets:
Cash and cash equivalents	$35,917	$52,187
Restricted cash	2,473	1,524
Accounts receivable, net
Billed	38,337	33,235
Unbilled	645	866
Other current assets	6,737	5,976
Deferred tax asset	2,271	2,248

Total current assets	86,380	96,036
Property and equipment
Leasehold improvements	8,919	8,730
Computer equipment and related software	54,921	53,379
Furniture and office equipment	14,781	14,514

	78,621	76,623
Less accumulated depreciation	(41,280)	(36,796)

Net property and equipment	37,341	39,827
Other assets	2,862	2,456
Intangible assets, net	19,077	19,854
Goodwill, net	92,398	93,574

Total assets	$238,058	$251,747

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$5,391	$10,343
Accrued salaries and benefits	7,133	4,616
Accrued liabilities	5,728	4,688
Contract billings in excess of earned revenue	4,134	4,898
Income taxes payable	4,207	3,294
Current portion of long-term debt	156	12,243
Current portion of long-term liabilities	1,080	1,018

Total current liabilities	27,829	41,100
Long-term debt	25,540	36,562
Long-term deferred tax liability	12,658	12,658
Other long-term liabilities	6,356	5,992
Stockholders' equity
Preferred stock
$.001 par value, 5,000,000 shares authorized,
none outstanding	--	--
Common stock
$.001 par value, 75,000,000 shares authorized,
32,993,393 and 32,857,041 shares outstanding	33	33
Additional paid-in capital	93,492	90,980
Retained earnings	72,150	64,387
Accumulated other comprehensive income	--	35

Total stockholders' equity	165,675	155,435

Total liabilities and stockholders' equity	$238,058	$251,747

AMERICAN HEALTHWAYS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)
	Three Months Ended November 30,
	2004	2003 (1)
Cash flows from operating activities:
Net income	$7,762	$3,956
Adjustments to reconcile net income to net cash provided by
operating activities, net of business acquisitions:
Depreciation and amortization	5,462	4,142
Amortization of deferred loan costs	164	192
Tax benefit of stock option exercises	1,142	2,028
(Increase) decrease in accounts receivable, net	(4,881)	1,182
(Increase) decrease in other current assets	(818)	497
Decrease in accounts payable	(4,952)	(1,480)
Increase (decrease) in accrued salaries and benefits	2,517	(6,599)
Increase in other current liabilities	1,189	1,706
Other	571	488
Decrease in other assets	160	49
Payments on other long-term liabilities	--	(61)

Net cash flows provided by operating activities	8,316	6,100

Cash flows from investing activities:
Acquisition of property and equipment	(2,098)	(3,061)
Business acquisitions, net of cash acquired	1,176	(59,812)

Net cash flows used in investing activities	(922)	(62,873)

Cash flows from financing activities:
Increase in restricted cash	(949)	--
Proceeds from issuance of long-term debt	--	60,000
Deferred loan costs	(730)	(2,315)
Payments of long-term debt	(23,109)	(3,123)
Exercise of stock options	1,124	1,262

Net cash flows (used in) provided by financing activities	(23,664)	55,824

Net decrease in cash and cash equivalents	(16,270)	(949)
Cash and cash equivalents, beginning of period	52,187	35,956

Cash and cash equivalents, end of period	$35,917	$35,007

(1) Certain items have been reclassified to conform to current classifications.